UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 28, 2007

VALLEY FINANCIAL CORPORATION

VIRGINIA	000-28342	54-1702380
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

36 Church Avenue, S.W.

Roanoke, Virginia 24011

(Address of principal executive offices)

(540) 342-2265

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Principal Officer

Valley Financial Corporation (“Company”) announced today that J. Randy Woodson, Chief Operating Officer, has submitted his resignation effective March 31, 2007. Mr. Woodson and the Company have entered into a severance agreement to continue his current annual base salary and standard health insurance and other benefits for up to a year after his resignation is effective. The Company has also accelerated the vesting of options to purchase 3,000 shares of the Company’s common stock. The severance agreement restricts Mr. Woodson’s ability to compete for 18 months within a 50 mile radius of the City of Roanoke, Va. Mr. Woodson’s Employment Agreement dated August 26, 2002, which would otherwise have applied, was terminated by mutual agreement of the parties.

The Company’s common stock is traded on the NASDAQ Capital Market under the symbol VYFC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY FINANCIAL CORPORATION

Date: March 28, 2007	/s/ Kimberly B. Snyder
Kimberly B. Snyder, Executive Vice President and Chief Financial Officer